UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

SSTL, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-177792	20-4168979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3141 Fairview Park Drive, Suite 160, Falls Church, Virginia 20042
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 306-8217

10508 Bailey Road, Suite 106, Cornelius, NC 28031

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Special Note Regarding Forward-Looking Statements

There are statements in this Current Report on Form 8-K that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Current Report on Form 8-K carefully; especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Current Report on Form 8-K are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Current Report on Form 8-K will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.01     Entry into a Material Definitive Agreement.

On October 30, 2014, Zenovia Digital Exchange Corporation, a Delaware corporation (the “ Company” or “Zenovia”), entered into an Agreement of Merger and Plan of Reorganization (the “Agreement”) with SSTL, Inc., a Nevada corporation (“Parent” or “SSTL”), and SSTL Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The Merger Agreement was approved by the Company’s Board of Directors (the “Board”) and the sole Director of Parent. Effective May 14, 2015, the parties to the Agreement entered into an Amended and Restated Merger Agreement. The Agreement as amended and restated is referred to herein as the “Merger Agreement”. The Merger closed on May 15, 2015.

At the effective time of the Merger, each share of Zenovia common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by (i) Zenovia, Merger Sub or any direct or indirect subsidiary of any of them immediately prior to the effective time of the Merger or (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) was converted automatically into the right to receive three (3) shares of common stock of SSTL with an aggregate of 48,276,989 shares issued to the stockholders of Zenovia. Other securities of Zenovia convertible or exchangeable into common stock were also exchanged for securities of Parent based upon the same terms as existed under the prior instruments, with appropriate adjustments made for the exchange ratio.

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Upon the Closing of the Merger:

•	1,000,000 shares of common stock held by our pre-closing principal stockholder was exchanged for all of pre-closing assets and liabilities of the Parent; and such 1,000,000 shares were cancelled.

•

We cancelled 4,755,500 shares of common stock held by certain of our pre-closing shareholders for no consideration for the purpose of making our capitalization more attractive to future equity investors.

•	We issued 140,222 shares of our newly designated Series A Preferred Stock to the holders of Zenovia who held Series A Preferred Stock of Zenovia.

•	We assumed various convertible promissory notes in the approximate aggregate principal amount of $2,191,123, which notes are convertible into shares of common stock at a price of $.67 per share.

•	We adopted the Zenovia Digital Exchange Incentive Stock Plan, effective May 14, 2015. As of May 14, 2015, the Company has granted stock options to employees to purchase an aggregate of 7,575,000 shares of the Company’s common stock at a weighted exercise price of $.67, which shall vest over the course of three years.

Following the completion of the transactions contemplated by the Merger Agreement, 59,075,656 shares of common stock are issued and outstanding.

At the closing of the Merger, Susan Lokey resigned as the sole officer and director of SSTL and the following persons were appointed to serve in the capacities noted:

Name	Position

Joseph D. Kowal	Executive Chairman, Director

John Shomaker	Chief Operating Officer

David Moser	Chief Technology Officer, Secretary

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement and is incorporated herein by reference.

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The shares of SSTL’s common stock and the Series A Preferred Stock issued to former holders of Zenovia’s common stock in connection with the Merger were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares of common stock and warrants contain a legend stating the restrictions applicable to such securities.

Changes Resulting from the Merger.  SSTL intends to carry on Zenovia’s business as its sole line of business.

Accounting Treatment. The Merger is being accounted for as a reverse-merger and recapitalization. Zenovia is the acquirer for financial reporting purposes and SSTL is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Zenovia and will be recorded at the historical cost basis of Zenovia, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of SSTL and Zenovia, historical operations of Zenovia and operations of SSTL from the closing date of the Merger.

Tax Treatment; Small Business Issuer.   The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.

Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the Securities and Exchange Commission.

Item 2.01     Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

Business

Effective on the Closing Date, pursuant to the Merger Agreement, Zenovia became a wholly-owned subsidiary of Parent. The acquisition of Zenovia is treated as a reverse acquisition, and the business of Zenovia became the business of the Company. At the time of the reverse acquisition, SSTL was not engaged in any active business.

As used in this Current Report on Form 8-K, all references to “the Company,” “Zenovia,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to Zenovia, as a privately owned company, and for periods subsequent to the closing of the Merger refer to SSTL and its subsidiaries (including Zenovia).

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Overview

Zenovia is a leading, independent technology platform for programmatic (computer-to-computer) commerce between buyers and sellers of digital display advertising. Through the combination of our demand, supply, and exchange technologies, we are capable of a delivering a fully integrated digital advertising solution. We believe that our innovative technology, forward-looking strategy, and experienced management have positioned us to be a market leader in the rapidly-growing market for programmatically traded media.

Industry Size & Growth Rates

Advertising is currently undergoing two significant transitions. First, advertisers are shifting greater percentages of their budgets from print, radio, and television into more measurable and agile digital media. Digital advertising eclipsed traditional advertising spend on television for the first time in 2014, and Forrester Research forecasts that digital advertising in the United States will surpass $76.6 billion ($38.3 billion in non-search advertising) by 20161. Within this well-known trend, the process for how advertisers purchase their digital media is also changing dramatically. Historically, advertisers and their agencies would contact web site owners, also known as media companies and publishers, by telephone and then place an advertising insertion order. Increasingly, however, these same marketers, as well as publishers, are now using sophisticated computers and software to create and process orders, not unlike the transformation that occurred in the financial services industry with the rise of computer-driven trading. The industry calls this computer-to-computer trading “programmatic.” eMarketer[2] predicts that programmatic trading will double in size to $20.4 billion by 2016, a 69% CAGR.

Real Time Bidding (RTB)

The advent of programmatic trading began with real-time bidding (“RTB”), a process similar to placing “at market” orders with your stock broker. In digital advertising, when a web site page is rendered in an end-user’s browser, there are several areas designated for digital ads. When RTB is utilized, information about the user and the page contents are sent to multiple programmatic buyers (advertisers and agencies), which respond with a unique bid price, often with 100 milliseconds. A programmatic ‘exchange’ rapidly reviews the submitted bids, selects the highest bidder, and sends the winning bidder’s ad to the user’s browser. In the RTB-form of programmatic trading, every user is separately evaluated and priced, a model rapidly adopted by direct marketers with strict limits on the types of users and prices they will pay, based on the user’s propensity to click ads and purchase products.

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 1 Forrester Research Interactive Marketing Forecast 2011 to 2016 (US)

2 eMarketer “Digital Ad Spending Worldwide”

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Premium Programmatic

Another form of programmatic, beyond RTB, we believe potentially offers even greater growth for programmatic technology businesses: premium programmatic (also called, private exchanges, premium direct). Premium programmatic is the preferred media buying approach for “brand” advertisers, those well-known marketers seeking to create awareness, interest, and consideration for their products and services. These advertisers control significant advertising spend historically allocated to television, radio, and print, and they seek extensive reach of quality audiences engaging content on quality web sites. Premium programmatic orders are akin to the stock market’s “limit orders”, offering a guaranteed premium price, in return for assurances of reach and quality. We believe the market for premium programmatic could be 5-10 times the current RTB volumes, and according to eMarketer premium programmatic will grow from 4% of total digital advertising display spend in 2014 to 26% in 2016.

These market trends favor companies whose business models are 100% programmatic and with the technology and operating scale to process billions, if not trillions, of programmatically traded digital ads.

Corporate Overview

Our Foundation: The ZDX Programmatic Exchange

Zenovia was founded in early 2012 to create a second-generation 100% programmatic exchange. The exchange platform, along with its highly scalable infrastructure, matches programmatic bidders with programmatic sellers in real-time. By December, 2014, the Company was evaluating more than 16 billion ad requests every day. Our buyers are some of the largest bulk programmatic agencies, trading desks, and demand side platforms (“DSPs”), and our sellers are some of the largest bulk programmatic networks, publishers, media companies, and supply side platforms (“SSPs”).

We believe that our exchange connections to these partners provides us with extensive user reach across desktop, mobile, and video.

End-to-End Programmatic Platform: DSP + SSP

In late 2013 we saw an opportunity to extend our programmatic exchange mission by consolidating a highly-fragmented industry. We believe that both advertisers and publishers prefer working with a smaller number of industry providers, and both segments are outspoken in their aversion to extensive fees assumed by the multitude of intermediaries. In February 2014, Zenovia acquired Brandscreen Pty, Ltd., an Australian-based DSP, and in September, 2014, we acquired AdJuggler, Inc., a long-standing SSP and publisher ad server. The two technologies, already integrated into the Zenovia exchange, enable us to provide a media buying workflow application for agencies and advertisers, and a media selling workflow application for publishers and networks. These acquisitions enable us to complement our bulk providers with unique advertiser buys and unique web site inventory. Both the DSP and SSP modules possess extensive targeting and reporting functionality, support for mobile and video standards inclusive of Apple and Google Android mobile applications, and proprietary analytic modules that optimize pricing and budgets for both advertisers and publishers.

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Velvet RopeTM: Focus on Quality

Core to our combined programmatic platform is a focus on quality. Today, the exchange, the creative review processes within the DSP module, and the inventory filtering processes within the SSP module ensure advertisers and publishers will see quality ads and non-fraudulent users. Our Velvet RopeTM technology comprises four layers of fraud filtering, including reduction in bot user traffic, web site quality ratings, contextual and keyword filtering, and our patent-pending viewability technology (in prototype) that communicates to buyers when an ad is truly “in view”.

Recent Strategic Transactions

In March, 2015, Zenovia granted a series of contingent technology licenses to Blinkx, LLC, a long-time customer and partner seeking to enhance their programmatic capabilities, pursuant to the terms of a Software License Agreement (the “License Agreement”). The License Agreement provides Blinkx with Zenovia’s end-to-end programmatic modules, as well as related agreements to assume certain hardware and data center contracts that Zenovia no longer needs. We expect to utilize this agreement to further our programmatic trading with Blinkx.

In April, 2015, Zenovia sold its wholly-owned Australian subsidiary, BRZX Pty. Ltd., to a subset of our local management team based in Sydney, Australia, and granted rights to the DSP module limited primarily to the Australian and other Asia-Pacific nations, but excluding China and Japan, through April 2017. Zenovia retained ownership of its own version of the DSP.

Strategy

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Zenovia’s strategy has five primary components:

•	End-To-End Programmatic: Further integrate our programmatic modules – from advertiser to publisher – to provide a more valuable, consolidated vendor experience for our customers and partners. Deploy the integrated stack to reduce customers’ total fees and improve their yield.
•	Viewable Exchange: Continue to deploy Zenovia’s viewable technology, ensuring advertisers that use both the exchange and SSP modules have the highest quality inventory.
•	Premium Programmatic: Leverage our years of campaign workflow to enable, aggregate, and match premium inventory for large brand buyers. Differentiate supply relationships with our premium programmatic demand.
•	Mobile Video: Expand our inventory footprint in web mobile, mobile applications, and video content.
•	Grow Profitably: Maintain a culture of product and technology excellence, remaining lean and profitable as we grow. Further enhance our credit-worthiness with both buyers and suppliers.

Competitive Position

The digital advertising industry operates with pervasive “coopetition,” where customers and partners can also be competitors. On a daily basis, we see the following entities as potential competitors:

•	DSP: Google (Invite Media), MediaMath, Turn, X+1, DataXu, Trade Desk, Sitescout/Centro, Simplifi, and Chango (now Rubicon)
•	Exchange: Google (AdX), Facebook Exchange, AppNexus, CPXi, and OpenX
•	SSP: Google (Admeld and Doubleclick for Publishers), Rubicon, Pubmatic, PulsePoint, SmartAd, and OpenX.

While several of these market participants are significantly capitalized, Zenovia differentiates itself in several ways:

•	End-to-End Tools: We are one of the few end-to-end programmatic platforms, which we believe is especially valuable to agencies, social networks, and advertisers with both media buying needs and web properties to monetize.
•	Superior Work Flow & Optimization: Our work flow applications consistently receive accolades for extensive features, intuitive work flow and reporting, and proprietary pricing and budget optimization algorithms that achieve superior yields for advertisers and publishers.

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•	12 Viewability Patents Pending: Our pre-bid viewability technology scores ad viewability at the ad spot level, not just page level.
•	Scalable Programmatic: Being 100% programmatic from the ground up means our technology scales. We believe many providers still operating with tag-based water-fall and daisy-chain methodologies are rapidly approaching volumes that cannot be further scaled.
•	Specialized Solutions: We believe that key innovations around premium programmatic, as well as our joint venture with GeoCommerce to enable offline-to-online retargeting enhance our specialized solutions in attracting additional buyers and sellers to the platform.

Strategic Objectives

The Company intends to execute on the following strategic objectives and key performance indicators (“KPIs”):

1.	Launch Premium Programmatic offering and extend capabilities into a robust forward exchange for premium brands and suppliers.
2.	Reposition the SSP and ad server toward comScore 5000 with superior pricing and inventory reservation for Premium Programmatic demand.
3.	Focus net-new SSP inventory relationships on video and mobile supply.
4.	Further integrate, standardize, and simplify the end-to-end programmatic modules. Deploy a common user interface, data store, and auction environment across all modules by end of 2016.
5.	Grow and diversify direct agency, trading desk, and DSP demand.
6.	Accelerate the deployment of the DSP module.
7.	Accelerate commercialization of Zenovia’s viewability technology.
8.	Continue to grow and enhance the management team, our technology and product culture, our sales and account management teams, and our financial discipline.

Dependence on Major Customers

During the fiscal year ended December 31, 2014, Zenovia relied heavily on two specific customers, each accounting for more than 10 % and in the aggregate over 45% of total revenue. We anticipate that the achievement of our strategic objectives will enable the Company to search for, and quickly onboard significantly more customers to diversify exposure and mitigate the risks of relying on a short client list.

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Research and Development

During 2013 and 2014, the Company invested $609 and $292,472, respectively, in research and development efforts related to the construction, integration, and improvement of our technologies. These costs have been borne by the Company alone and not by our customers.

Government Regulation

The use of interest-based advertising on the Internet has come under increasing scrutiny by user advocacy organizations and regulatory agencies in the United States and abroad that focus on digital privacy. More specifically, these groups have voiced concerns about the use of cookies and other digital applications to record an Internet user’s browsing history, and the use of that information to deliver digital advertisements based on inferred interests of the Internet user. Because we rely upon access to large volumes of user data, including web browsing history, primarily through cookies, it is essential that we monitor developments in this area domestically and globally, and engage in responsible privacy practices.

We recognize that privacy is important to users and advertisers, and we seek to enforce our privacy and data protection policies in accordance with all applicable laws and regulations. We rely on anonymous data about Internet users. We do not attempt to associate this anonymous data with data that can be used to identify real people, and we take steps not to collect and store personally identifiable information from any source. The definition of personally identifiable information, or personal data, however, varies by country and continues to evolve.

We are members of or participants in industry self-regulatory organizations, including the Internet Advertising Bureau, or IAB. In addition to industry self-regulation, our compliance with our privacy policy is also subject to regulation by the FTC, which may bring enforcement actions against unfair and deceptive trade practices, including the violation of privacy policies and representations. Outside of the United States, our privacy and data handling practices are subject to regulation by data protection authorities and other regulators in the countries in which we do business.

Employees

As of April 30, 2015, we had 25 full-time employees, including seven contractors in Novosibirsk, Russia that provide exclusive and dedicated software development and quality assurance services. None of our employees are subject to a collective bargaining agreement. Relations with our employees are satisfactory.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

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Risks Related to Our Business

We have limited operating history and anticipate losses.

Our business must be considered in light of the risks, expenses, and problems frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets, such as those in which we participate. Specifically, such risks include our failure to anticipate and adapt to a developing market, the rejection of our services and products by consumers, our inability to obtain additional capital, and development of equal or superior services or products by our competitors. There can be no assurance that we will be successful in addressing these risks.

We expect that we will operate at a loss for the foreseeable future. There can be no assurance that we can generate revenue growth, or that any revenue growth that is achieved can be sustained. To the extent that increases in our operating expenses precede or are not subsequently followed by increased revenues, our business, results of operations, and financial condition will be materially and adversely affected. Given the level of our planned expenditures, we anticipate that we will incur losses for the foreseeable future and there can be no assurance that we will ever achieve or sustain profitability.

Our operating results fluctuate and are difficult to predict, and our results are likely to fluctuate and be unpredictable in the future, so our operating results could fall below our expectations or investor expectations.

Our operating results are difficult to predict, particularly because we generally do not have long-term arrangements with our customers, and thus revenues have historically fluctuated. Our future operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are beyond our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past operating results as an indication of our future performance. Factors that may affect our quarterly operating results include: seasonal patterns in advertising; the addition and loss of new advertisers and digital media properties; our variable and unpredictable transaction-based sales cycle; changes in demand for our solutions; changes in the amount, price and quality of available advertising inventory from digital media properties; the timing and amount of sales and marketing expenses incurred to attract new advertisers and digital media properties; changes in the economic prospects of advertisers or the economy generally, which could alter advertisers’ spending priorities, or could increase the time it takes us to close sales with advertisers; changes in our pricing policies or the pricing policies of our competitors, and changes in the pricing of digital video advertising generally; changes in governmental regulation of the Internet, wireless networks, mobile platforms, digital video brand or mobile advertising, or the collection, use, processing or disclosure of device or user data; costs necessary to improve and maintain our technologies; timing differences between our payments to digital media property owners for advertising inventory and our collection of advertising revenue related to that inventory; and costs related to acquisitions of other businesses.

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We depend on a small number of customers for a substantial portion of our revenue, and a reduction in digital advertising purchased by that customer could significantly reduce our revenue.

For the fiscal years ended December 31, 2013 and 2014, two customers accounted for more than 10% of our revenue, individually, and combined for 45% of our revenue. . A significant reduction for any reason in the amount of ad inventory purchased by our primary customer would materially harm our financial condition and results of operations.

Our business plan and strategy depends on the execution of numerous complex technological objectives that we may not achieve in accordance with expected timetables, if at all.

A central component of our strategy is to develop a “full-stack” programmatic advertising solution that combines the DSP, the Exchange, and the SSP and ad server modules into a start-to-finish, fully integrated digital advertising platform. In addition, our business plan anticipates that we will successfully execute on essential upgrades to each component of our technology. Because the technical execution of the tasks related to the enhancement of our technology requires a high degree of skill, we cannot guarantee that we will successfully complete the anticipated upgrades and integrations that we believe are necessary for our technology to compete with others in the marketplace. If we are unable to retain sufficient technical talent, the quality of our technology may suffer and be delivered later than expected. Any combination of the above could result in our technology failing to remain competitive and cause our operating and financial results to suffer.

We operate in a highly competitive industry, and we may not be able to compete successfully.

The digital advertising market is highly competitive, with many companies providing competing solutions. Many of our competitors are significantly larger than we are and have more capital to invest in their respective businesses. Competitors could seek to gain market share from us by reducing the prices they charge to advertisers, introducing products and solutions that are the same or similar to ours, or introducing new technology tools for advertisers and digital media properties. Moreover, increased competition for video advertising inventory from digital media properties could result in an increase in the portion of advertiser revenue that we must pay to digital media property owners to acquire that advertising inventory.

The digital advertising market may deteriorate or develop more slowly than we expect, which could harm our business.

Digital advertising, specifically including the RTB market, is an emerging market. Advertisers have historically spent a smaller portion of their advertising budgets on digital advertising than on traditional advertising methods, such as television, newspapers, radio, and billboards. In addition, our current and potential future customers may ultimately find digital advertising to be less effective than traditional advertising media or marketing methods or other technologies for promoting their products and solutions and they may reduce their spending on digital advertising as a result. If the market for digital advertising deteriorates or develops more slowly than we expect, we may not be able to increase our revenue and our business would suffer.

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Our business depends on our ability to collect and use data to deliver ads and to disclose data relating to the performance of our ads, and any limitation on these practices could significantly diminish the value of our solutions and cause us to lose customers and revenue.

When we deliver an ad to an Internet-connected device, we are able to collect information about the placement of the ad and the interaction of the device user with the ad, such as whether the user visited a landing page. We are also able to collect information about the user’s IP address, device, mobile location, and some demographic characteristics. We may also contract with one or more third parties to obtain additional anonymous information about the device user who is viewing a particular ad, including information about the user’s interests. As we collect and aggregate this data provided by billions of ad impressions, we analyze it in order to optimize the placement and scheduling of ads across the advertising inventory provided to us by digital media properties.

Although the data we collect does not enable us to determine the actual identity of any individual, our customers or end users might decide not to allow us to collect some or all of the data or might limit our use of it. Any limitation on our ability to collect data about user behavior and interaction with content could make it more difficult for us to deliver effective digital advertising programs that meet the demands of our customers. This in turn could hurt our revenue and impair our business.

Interruptions, failures, or defects in our data collection, mining, analysis and storage systems, as well as privacy concerns and regulatory restrictions regarding the collection, use and processing of data, could also limit our ability to aggregate and analyze the data we routinely collect. If that happens, we may not be able to optimize the placement of advertising for the benefit of our customers, which could make our solutions less valuable, and, as a result, we may lose customers and our revenue may decline.

Our business practices with respect to data collection could give rise to liabilities, restrictions on our business or reputational harm as a result of evolving governmental regulation, legal requirements, or industry standards relating to consumer privacy and data protection.

In the course of providing our solutions, we transmit and store information related to Internet-connected devices, user activity, and the ads we place. Federal, state, and international laws and regulations govern the collection, use, processing, retention, sharing, and security of data that we collect across our advertising platform. We strive to comply with all applicable laws, regulations, policies, and legal obligations relating to privacy and data collection, processing, use, and disclosure. However, the applicability of specific laws may be unclear in some cases and domestic and foreign government regulation and enforcement of data practices and data tracking technologies is expansive, not clearly defined, and rapidly evolving. In addition, it is possible that these requirements may be interpreted and applied in a manner that is new or inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any actual or perceived failure by us to comply with federal, state, or international laws, including laws and regulations regulating privacy, data, security, or consumer protection, or disclosure or unauthorized access by third parties to this information, could result in proceedings or actions against us by governmental entities, private parties, or others. Any proceedings or actions against us alleging violations of consumer protection laws or asserting privacy-related theories could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, adversely affect the demand for our solutions, and ultimately result in the imposition of monetary liability.

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The regulatory framework for privacy issues is evolving worldwide, and various government and consumer agencies and public advocacy groups have called for new regulation and changes in industry practices, including some directed at the digital advertising industry in particular. It is possible that new laws and regulations will be adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that would affect our business, particularly with regard to collection or use of data to target ads and communication with consumers. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation of the collection of consumer information, including regulation aimed at restricting some targeted advertising practices. The Federal Trade Commission has also adopted revisions to the Children’s Online Privacy Protection Act that seek to expand liability for the collection of information by operators of websites and other electronic solutions that are directed to children. In addition, the European Union has adopted the Data Protection Directive and the Privacy and Electronics Communications Directive and is in the process of proposing reforms to its existing data protection legal framework, which may result in a greater compliance burden for us in the course of delivering ads in Europe. Complying with any new regulatory requirements could force us to incur substantial costs or require us to change our business practices in a manner that could reduce our revenue or compromise our ability to effectively pursue our growth strategy.

Interruption or failure of our information technology and communications systems could hurt our ability to effectively provide our services, which could damage our reputation and harm our operating results.

The availability of our products and services depends on the continuing operation of our information technology and communications systems. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm our systems. Our data centers are also subject to break-ins, sabotage, and intentional acts of vandalism. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, a decision to close a facility we are using without adequate notice for financial reasons, or other unanticipated problems at our data centers could result in lengthy interruptions in our service. In addition, our products and services are highly technical and complex and may contain errors or vulnerabilities. Any errors or vulnerabilities in our products and services, or damage to or failure of our systems, could result in interruptions in our services, which could reduce our revenues and profits, and damage our brand.

Failure to manage growth properly could seriously harm our business.

We have experienced, and may continue to experience, significant growth in our business. If we do not effectively manage our growth, the quality of our business may suffer, which could negatively affect our reputation and demand for our offerings. Our growth has placed, and is expected to continue to place, a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. Among other things, this will require us to: implement additional management information systems; further develop our operating, administrative, legal, financial, and accounting systems and controls; hire additional personnel; develop additional levels of management within our company; locate additional office space; maintain and improve coordination among our engineering, product, operations, legal, finance, sales, marketing, and customer service and support organizations; and manage our expanding international operations.

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Moreover, as our sales increase, we may be required to concurrently deploy our advertising technology’s infrastructure at multiple additional locations and/or provide increased levels of customization. As a result, we may lack the resources to deploy our advertising solutions on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair our ability to deliver our advertising solutions in a timely fashion, fulfill existing customer commitments or attract and retain new customers.

We may be unable to adequately protect or enforce our intellectual property rights.

Our success and competitive position will depend in large part on our internally-developed intellectual property. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our intellectual property or to obtain and use our proprietary information. In addition, others could independently develop substantially equivalent intellectual property. If we do not effectively protect, develop, and achieve protection of our intellectual property, our business could suffer. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of the proprietary rights of others. Any litigation could result in substantial costs and diversion of resources and could seriously harm our business, operating results and financial condition.

We could incur substantial costs and disruption to our business as a result of any claim of infringement of another party’s intellectual property rights, which could harm our business and operating results.

In recent years, there has been significant litigation in the United States over patents and other intellectual property rights. We cannot predict whether assertions of third party intellectual property rights or claims arising from our operations will substantially harm our business and operating results. If we are forced to defend any infringement claims, whether they are with or without merit or are ultimately determined in our favor, we may face costly litigation and diversion of technical and management personnel. Some of our competitors have substantially greater resources than we do and are able to sustain the cost of complex intellectual property litigation to a greater extent and for longer periods of time than we could. Furthermore, an adverse outcome of a dispute may require us to pay damages, potentially including treble damages and attorneys’ fees, if we are found to have willfully infringed a party’s patent or other intellectual property rights; to cease making, licensing, or using products that are alleged to incorporate or make use of the intellectual property of others; to expend additional development resources to redesign our products; and to enter into potentially unfavorable royalty or license agreements in order to obtain the rights to use necessary technologies. Royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. In any event, we may need to license intellectual property which would require us to pay royalties or make one-time payments. Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, the time and resources necessary to resolve them could harm our business, operating results, financial condition, and reputation.

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Our success is dependent on our key personnel.

We believe that our success will depend on our continued employment of our managerial leadership and key technical talent. If one or more members of our leadership and/or technical team were unable or unwilling to continue in their present positions, our business, financial condition, and operating results could be materially and adversely affected.

Future developments may require us to obtain additional working capital, and if we cannot obtain such capital on favorable terms, or at all, our business may suffer.

We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated. As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise. If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.

We depend upon relationships with others to provide business opportunities.

Successful implementation of our business plan depends on our ability to form relationships with potential customers for our products and services and on our ability to form strategic alliances with service providers in selected markets and with sales distribution channels. Failure to develop beneficial strategic relationships and effective distribution channels could materially and adversely affect our business, financial condition, results of operations, and cash flows.

Our technology, products, and business model may not achieve market acceptance.

We may not be successful in developing commercially viable products, and consumers and businesses may not accept or use them. Factors that may prevent our introduction of commercially viable products or prevent market acceptance include customers’ lack of familiarity with, or confidence in, our products and competition by alternate providers. If we do not address these or other problems if, and when, they occur, our business, financial condition, results of operations, and cash flows could be materially and adversely affected.

Our net operating loss carryforwards may expire unutilized or underutilized, which could prevent us from offsetting future taxable income.

We may be limited in the portion of net operating loss carryforwards that we can use in the future to offset taxable income for U.S. federal income tax purposes, including any limitations that may be imposed under Section 382 of the Internal Revenue Code.

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Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has relatively limited experience managing a publicly traded company and complying with federal securities laws, including compliance with disclosure requirements on a timely basis. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance, and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

Risks Related to Our Common Stock

There is not an active liquid trading market for the Company’s common stock.

The Company common stock is quoted on the OTCQB. However, there is no regular active trading market in the Company’s common stock, and we cannot give an assurance that an active trading market will develop. If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control, such as:

•	Actual or anticipated variations in our operating results (including whether we have achieved our key business targets, and/or earnings estimates) and prospects;
•	Announcements of technological innovations by us or our competitors;
•	Announcements by us or our competitors of significant acquisitions, business achievements, strategic partnerships, joint ventures, or capital commitments;
•	Additions or departures of key personnel;
•	Introduction of new services by us or our competitors;
•	Sales of our common stock or other securities in the open market (particularly if overall trading volume is not high);
•	General market conditions and broader political and economic conditions;
•	Actual or anticipated monetizations of our patents; and
•	Other events or factors, many of which are beyond our control.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, which may make it more difficult for stockholders to sell our common stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Because we became a public by means of a reverse acquisition, we may not be able to attract the attention of brokerage firms.

Because we became public through a “reverse acquisition,” securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for the Company to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of its common stock.

The Company may be unable to attract and retain those qualified officers, directors, and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

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Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. The Company may have difficulty attracting and retaining directors with the requisite qualifications. If the Company is unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming the Company elects to seek and are successful in obtaining such listing) could be adversely affected.

If the Company fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results or detect fraud. Consequently, investors could lose confidence in the Company’s financial reporting and this may decrease the trading price of its stock.

The Company must maintain effective internal controls to provide reliable financial reports and detect fraud. The Company has been assessing its internal controls to identify areas that need improvement. It is in the process of implementing changes to internal controls, but has not yet completed implementation of these changes. Failure to implement these changes to the Company’s internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm its operating results and cause investors to lose confidence in the Company’s reported financial information. Any such loss of confidence would have a negative effect on the trading price of the Company’s stock.

Voting power of our shareholders is highly concentrated by insiders.

The Company’s officers and directors beneficially own approximately [•]% of our outstanding shares of common stock. Such concentrated control of the Company may adversely affect the price of our common stock. If you acquire common stock, you may have no effective voice in the management of the Company. Sales by insiders or affiliates of the Company, along with any other market transactions, could affect the market price of our common stock.

We do not intend to pay dividends for the foreseeable future.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, it is currently anticipated that any earnings, if any, will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

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Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors has the authority to issue up to 25,000,000 shares of our preferred stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The financial data discussed below is derived from our audited financial statements covering the fiscal years ended December 31, 2014 and December 31, 2013, which are found elsewhere in this Current Report on Form 8-K. Our audited financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data discussed below is only a summary and you should read the following discussion and analysis of our financial condition and results of our operations in conjunction with our financial statements and the related notes to those statements included elsewhere in this Current Report on Form 8-K. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors,” and elsewhere in this Current Report on Form 8-K. These forward-looking statements should not be regarded as a representation by the Company or any other person that the events or plans of the Company will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this MD&A. Except as may be required under applicable securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this MD&A or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe under “Risk Factors” in this report.  Actual results may differ materially from any forward looking statement.

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Overview

Zenovia is an advertising exchange business that focuses on maximizing both advertising revenue for digital web publishers and value per impression for digital advertisers of all sizes. Zenovia accomplishes this dual mandate through the application of its proprietary technology to produce a more efficient, quality-controlled marketplace.

Revenue Model

Our revenue model is primarily based on retaining a percentage share of media cost purchased or sold through our three platforms, in lieu of a use license for the technology. We recognize gross media as revenue and vary our “revenue share” commission, depending upon the customer type and specific service. Currently, we manage four revenue streams:

1.	The DSP records media purchases for its advertiser and agency customers, retaining a 12%-25% revenue share. We earn higher fees on accounts for which we offer managed services and lower fees for those clients that managed their own accounts.
2.	The Exchange earns a revenue share of 10%-30% for all media purchased through the platform. These fees vary based upon the customer and the purchase commitments associated with specific campaigns.
3.	The SSP earns a revenue share of 15%-30% of the fees that our publisher clients earn from programmatic buyers. These fees vary based on the category of inventory, price commitments, and whether the customer is also utilizing our ad server. AdJuggler also earns a recurring ad serving technology fees for those customers utilizing the platform to manage all advertising channels across direct-sold, networks, and programmatic, based on the actual volume of served impressions.
4.	We also earn fees from the licensing of our technology to third parties. These fees are negotiated on a case-by-case basis and may include service fees.

For those end-user ad impressions captured by the SSP and/or ad server, routed through the Exchange, and ultimately purchased by an advertiser or agency using DSP, our combined margins are greatest. In such cases where the entire transaction exists within the Zenovia ecosystem, our pricing will adjust to favor premium buyers and sellers, while generating strong and efficient margin for the Company. Likewise, as we move to fully integrate these three discrete platforms into a unified programmatic system, we expect to develop additional revenue creation opportunities.

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We operate in the digital advertising industry with 100% of our revenue sourced from our programmatic platform. Revenue is 100% recurring, in nature, yet the majority of trading relationships operate under month-to-month commitments and advertising spend levels vary by customer and by season. Less than 20% of net revenue is generated from ad serving contracts, more than 90% of which operate under 12-month or longer contracts. We enjoy more than 200 customer relationships.

Critical Accounting Policies and Estimates

Principles of Consolidation

The accompanying consolidated financial statements represent the consolidated financial position and results of operations of the Company and include the accounts and results of operations of the Company, ZDX Exchange Corporation, Zenovia Digital Exchange, Zenovia Marketing Group, LLC, BRZX Pty Ltd (an Australian company) and its wholly owned Chinese subsidiaries, and AdJuggler, Inc. The results of operations for BRZX Pty Ltd and AdJuggler, Inc. have only been included since the date of acquisition of February 28, 2014 and October 1, 2014, respectively. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Significant estimates made in connection with the accompanying consolidated financial statements include the estimated reserve for doubtful accounts receivable, valuations used for stock-based compensation, fair values in connection with the analysis of goodwill and long-lived assets for impairment, and estimated useful lives for intangible assets and property and equipment.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

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Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Furniture and fixtures	7 years
Computer equipment	5 years
Leasehold improvement	Term of lease

Goodwill

Goodwill represents the excess of purchase price over the underlying net assets of businesses acquired. Under accounting requirements, goodwill is not amortized but is subject to annual impairment tests. As of December 31, 2014 the Company performed the required impairment review which resulted in no impairment adjustments.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses an option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of December 31, 2014, the Company’s only derivative financial instrument was a beneficial conversion feature associated with a note payable.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, advances to suppliers, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values (“FV”) due to their short maturities.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the FV of financial instruments held by the Company. FASB ASC Topic 825, “Financial Instruments,” defines FV, and establishes a three-level valuation hierarchy for disclosures of FV measurement that enhances disclosure requirements for FV measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their FVs because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

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•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the FV measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, “Distinguishing Liabilities from Equity,” and FASB ASC Topic 815, “Derivatives and Hedging.”

Revenue Recognition

The Company recognizes revenue based on the activity generated from hosting auctions between owners or agents of web sites and their end-users, comprising media companies, individual publishers, ad networks, and supply-side platforms (“SSPs”) (generally referred here as “Supplier” or “Supply”), and buyers or agents purchasing media to place advertising on such web sites, comprising advertisers, agencies, trading desks, and demand-side platforms (“DSPs”) (generally referred here as “Buyers” or “Demand”). Revenues are recognized when the related Buyer services are delivered based on the specific terms of the advertising contract or by the number of ad impressions delivered, which are based on the final acceptance by the Supplier of the Buyer’s auction bid. The Company recognizes revenue based on these terms because the services have been provided, the fees the Company charges are fixed or determinable, persuasive evidence of an arrangement exists, and collectability is reasonably assured.

In the normal course of business, the Company acts as an intermediary in executing transactions with third parties. The determination of whether revenue should be reported on a gross or net basis is based on an assessment of whether the Company is acting as the principal or an agent in the transaction. In determining whether the Company acts as the principal or an agent, the Company follows the accounting guidance for principal-agent considerations. While none of the factors identified in this guidance is individually considered presumptive or determinative, because the Company is the primary obligor and is responsible for (i) identifying and contracting with third-party advertisers, (ii) establishing the selling prices of the advertisements sold, (iii) performing all billing and collection activities including retaining credit risk and (iv) bearing sole responsibility for fulfillment of the advertising, the Company acts as the principal in these arrangements and therefore reports revenue earned and costs incurred on a gross basis.

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Cost of Revenue

Cost of revenue primarily represents the advertising inventory costs under supplier contracts, third-party hosting fees and agreed-upon amounts for advertising space utilized in digital advertisements. Cost of revenue is recognized at the same time that the associated advertising revenue is recognized. These amounts are typically agreed upon in advance as either a fixed percentage of the advertising revenue earned by the Company based on digital advertisements that are run on each website or as a fixed fee for the ad space based on number of impressions delivered.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at FV at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date FV of stock options and other equity-based compensation issued to employees and non-employees. There were options to purchase 1,850,000 and 800,000 shares outstanding as of December 31, 2014 and 2013, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Foreign Currency Translation

The accounts of the Company’s Australian and Chinese subsidiaries are maintained in AUS$ and RMB, respectively. These accounts were translated into US$ in accordance with ASC Topic 830, Foreign Currency Matters. According to ASC Topic 830, all assets and liabilities were translated at the exchange rate on the balance sheet dates, stockholders’ equity is translated at historical rates and statement of operation items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statements of income.

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Foreign Currency Transactions and Comprehensive Income (Loss)

US GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income (loss). Translation gains (losses) are classified as an item of accumulated other comprehensive income (loss) in the stockholders’ equity (deficit) section of the consolidated balance sheet.

Statement of Cash Flows

In accordance ASC Topic 230, Statement of Cash Flows, cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, “Earnings Per Share.” Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were warrants and options outstanding to purchase 5,853,000 and 1,697,750 shares of common stock that were potentially dilutive at December 31, 2014 and 2013, respectively. Also at December 31, 2014 and 2013, there were notes payable outstanding that could potentially convert into 6,900,000 and 250,000 shares of common stock, respectively.

Segment Reporting

The Company has determined that it operates in one segment. The Company’s management team reviews financial information on an aggregated and consolidated basis, together with certain operating and performance measures principally to make decisions about how to allocate resources and to measure the Company’s performance.

Recently Issued Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360).” ASU 2014-08 amends the requirements for reporting discontinued operations and requires additional disclosures about discontinued operations. Under the new guidance, only disposals representing a strategic shift in operations or that have a major effect on the Company's operations and financial results should be presented as discontinued operations. This new accounting guidance is effective for annual periods beginning after December 15, 2014. The Company is currently evaluating the impact of adopting ASU 2014-08 on the Company's results of operations or financial condition.

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In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most current revenue recognition guidance. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 will be effective for the Company in the first quarter of its fiscal year ending June 30, 2018. The Company is currently in the process of evaluating the impact of adoption of this ASU on its consolidated financial statements.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force) (ASU 2014-12). The guidance applies to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. For all entities, the amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The effective date is the same for both public business entities and all other entities. The Company is currently evaluating the impact of adopting ASU 2014-12 on the Company's results of operations or financial condition.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (ASU 2014-15). The guidance in ASU 2014-15 sets forth management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity's ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management's plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

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In January 2015, the FASB issued Accounting Standards Update No. 2015-01, Income Statement – Extraordinary and Unusual items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (ASU 2015-01). The amendment eliminates from U.S. GAAP the concept of extraordinary items. This guidance is effective for the Company in the first quarter of fiscal 2017. Early adoption is permitted and allows the Company to apply the amendment prospectively or retrospectively. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Results of Operations—Fiscal Years Ended December 31, 2014 and 2013

Net Sales

Sales for the year ended December 31, 2014 were $23,773,624 compared to $8,371,496 during the same period in 2013, an increase of 184%. This increase in sales is attributable to the execution of our business plan and the acquisitions of BRZX and AdJuggler.

Gross Profit

Gross profit for the year ended December 31, 2014 was $1,550,935 compared to $1,342,524 during the same period in 2013. Gross profit as a percentage of revenue (gross margin) during the year ended December 31, 2014 was approximately 6.5% as compared to 16% for the year ended December 31, 2013. This figure was negatively impacted by efforts to retain new customers, increase total revenue, discrepancies with trading partners, and active cash management by offering discounts to customers in exchange for early payment.

Operating Expenses

Operating expenses, including general and administrative expenses, were $18,561,751 for the year ended December 31, 2014 as compared to $21,851,789 during the same period in 2013. We expect operating expenses to continue to decline in 2015 as the costs associated with our acquisitions, stock-based compensation, and development of our technology are reduced.

Interest and Financing Costs

Interest expense and financing costs for the year ended December 31, 2014 were $6,698,676 as compared to $1,206,125 for the same period in 2013. The increase was due to efforts to finance our acquisitions, debt discounts, placement agent fees, and interest on the Company’s senior secured promissory notes.

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Net Loss

Our net loss for the year ended December 31, 2014 was $23,966,512 as compared to $21,674,900 for the same period in 2013. On a per share, our loss was $2.24 and $4.50 per share for the years ended December 31, 2014 and December 31, 2013, respectively.

Liquidity and Capital Resources

The Company has financed its operations to date through sales of equity and debt securities and, to a lesser degree, cash flow provided by our sales. Although we anticipate raising additional capital, funds generated by our efforts to sell additional debt or equity securities, along with cash flow, may be insufficient to fund our operating requirements for the next twelve months. As a result, we may require additional capital to continue operating as a going concern. No assurances can be given that these efforts will be successful.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the Company obtaining additional equity or debt financing until such time as the Company can generate income from operations. There is no guarantee that the Company will be able to raise adequate equity or debt financing or generate profitable operations. For the year ended December 31, 2014, the Company incurred a net loss of $23,362,512. As of December 31, 2014, the Company had an accumulated deficit of $49,074,600. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management intends to raise additional funds through equity or debt financing and to generate profitable operations as a result of the acquisitions of two subsidiaries in 2014.

Off-Balance Sheet Arrangements

We have no off-balance sheet items as of December 31, 2014.

Contractual Obligations

The Company leases certain equipment under various operating leases that expire in August 2016. The Company also leases certain equipment under capital lease obligations. Future minimum lease payments under non-cancelable capital and operating leases with initial or remaining terms of one year or more are as follows:

	Capital	Operating
	Leases	Leases
Years Ending December 31,
2015	$1,378,093	$26,640
2016	640,220	16,858
2017	74,206
2018	13,330
Net minimum lease payments	2,105,849
Less: amount representing interest	354,463
Present value of net minimum lease payments	1,751,386
Less: current portion	1,173,998
Long-term portion	$577,388

Rent expense for the year ended December 31, 2014 and 2013 was $1,008,993 and $146,661, respectively.

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Properties

Our corporate headquarters are located in Falls Church, Virginia where we occupy facilities totaling approximately 9,717 square feet under a lease which expires in 2018. Our computer hardware is located in data center facilities in Washington, DC, Virginia, and California. We believe that our current facilities are adequate to meet our ongoing needs, and that, if we acquire additional space, we will be able to obtain additional facilities on commercially reasonable terms.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding the ownership of our common stock as of May 14, 2015, by:

•	each director;

•	each person known by us to own beneficially 5% or more of our Common Stock;

•	each officer named in the summary compensation table elsewhere in this report; and

•	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, to the best of our knowledge each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner is c/o Zenovia Digital Exchange Corporation, 3141 Fairview Park Drive, Suite 160, Falls Church, Virginia 20042.

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Name and Address of Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Common Stock(1)

Joseph D. Kowal	14,115,873 (2)	23.9%

John Shomaker	2,356,247(3)	4.0%

David Moser	7,979,786 (4)	13.5%

All directors and executive officers as a group (3 people)	24,451,906	41.1%

Partizipant, LLC	14,115,873 (2)	23.9%

Moser Family Trust	7,813,122 (4)	13.2%

_________________________

(1)	Based on 59,075,656 shares of common stock issued and outstanding as of May 14, 2015.
(2)	Represents shares held by Partizipant, LLC of which Mr. Kowal is the President and sole owner.
(3)	Includes 77,778 shares of common stock underlying options that are vested and 150,000 shares of common stock underlying options which shall vest and become exercisable within 60 days of the date hereof.
(4)	Includes: (a) 41,667 shares of common stock underlying options that are vested and 125,000 shares of common stock underlying options which shall vest and become exercisable within 60 days of the date hereof; and (b) 7,813,122 shares held by The Moser Family Trust dated November 3, 2012, of which Mr. Moser is a Trustee.

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position

Joseph D. Kowal	59	Executive Chairman, Director

John Shomaker	50	Chief Operating Officer

David Moser	44	Chief Technology Officer and Secretary

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Joseph D. Kowal. Mr. Kowal is a director of Zenovia and also serves as its executive chairman since August 12, 2013. He is an accomplished corporate finance executive with over twenty-five years of experience and a track record of success in a wide range of industries. Operating as president of Partizipant, LLC, a position he held since its inception in 2011, Mr. Kowal led the restructuring of True Drinks Holdings, Inc., a healthy beverage company with branding licenses with some of the world’s largest brands, taking the company from the brink of bankruptcy to the public market with a value of over $20 million within ten months during 2012. He also led the restructuring of Environmental Packaging Technologies, Inc., a bulk liquid packaging enterprise. Mr. Kowal’s specialty is working with young, emerging companies that have encountered problems, executing a strategy to solve those problems, and taking the company to newfound levels of success. Partizipant, LLC is a corporate finance and investment firm. In the 1970s, Mr. Kowal played professional hockey for the Buffalo Sabres.

John Shomaker. Mr. Shomaker was appointed as Chief Operating Officer of Zenovia in October, 2014, upon the consummation of Zenovia’s acquisition of Adjuggler, Inc.. Mr. Shomaker is responsible for Zenovia’s growth and business plan execution. Mr. Shomaker joined AdJuggler in 2009 and served as its CEO until October 2014. Prior to that time, he was executive vice president at MarketBridge, a leading marketing strategy firm that works with global Fortune 500 companies to build innovative go-to-market models that accelerate growth across multiple marketing and sales channels. In this role, Mr. Shomaker worked with numerous marketing executives at clients such as IBM, Avaya, SAP, Cisco, and Nortel and held several roles including management of the firm’s worldwide consulting unit, and the launch of its advanced analytics and marketing services units. Previously, he was a Managing Director at Dome Capital and an associate with Accenture and Goldman Sachs & Co. Mr. Shomaker graduated with his M.B.A. and B.S. from Washington University in St. Louis.

David Moser. Mr. Moser was appointed Chief Technology Officer of Zenovia in October 2014, upon the consummation of Zenovia’s acquisition of Adjuggler, Inc. and was appointed the Company’s Secretary in April 2015. Mr. Moser founded AdJuggler in 2008 and oversaw the development of AdJuggler's software-as-a-service platform and its mobile, programmatic, and proprietary yield management capabilities. He currently leads the Company's software development process, architecture strategy, and systems engineering. Previous to AdJuggler, Mr. Moser led the production services team as senior director for HotOffice, an early Internet office platform that won PC Magazine’s “Editor’s Choice” three straight years. He brings more than 25 years of advanced computer and network-based application development experience to Zenovia. Mr. Moser attended the University of Central Florida, majoring in computer engineering.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
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•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;
•	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Relationships

No director is a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. There are no family relationships amount any of our executive officers or directors.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with our business with respect to operations, including financing and marketing, management time and services, and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

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Further, because we intend to transact business with some of our officers, directors, and affiliates, as well as with firms in which some of our officers, directors, or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Executive Compensation

Executive Compensation Overview

Historically, our executive compensation program has reflected our growth and development-oriented corporate culture. As of December 31, 2014, the compensation of our executive officers has consisted of a combination of base salary, bonuses, and long-term incentive compensation in the form of common stock and stock options. Our executive officers and all salaried employees are also eligible to receive health and welfare benefits.

As we transition from a private company to a publicly-traded company, we will evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances require. At a minimum, we expect to review executive compensation annually with input from a compensation consultant if and when determined by the compensation committee. As part of this review process, we expect the Board of Directors and the compensation committee to apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive. We will also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

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Compensation Tables

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to each individual who served as our chief executive officer at any time during the last completed fiscal year and the Company’s two most highly compensated executive officers (other than the chief executive officer) who were serving as an executive officers at the end of the last completed fiscal year for services rendered in all capacities to us for the year ended December 31, 2014. These individuals are our named executive officers for 2014.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total

Joseph D. Kowal(1)	2014	$306,000	N/a	N/a	N/a	N/a	N/a	N/a	$306,000
Executive Chairman	2013	$168,825	N/a	N/a	N/a	N/a	N/a	N/a

Joe Shomaker(1)	2014	$263,687.15	N/a	N/a	(2)	N/a	N/a	N/a	$263,687.15
Chief Operating Officer	2013	$248,753.74	N/a	N/a	N/a	N/a	N/a	N/a	$248,753.74

David Moser(1)	2014	$213,171.29	N/a	N/a	(3)	N/a	N/a	N/a	$213,171.29
Chief Technology Officer and Secretary	2013	$70,590.35	N/a	N/a	N/a	N/a	N/a	N/a	$70,590.35

_______________

(1)	Prior to October 6, 2014, Mr. Shomaker and Mr. Moser were officers and employees of AdJuggler, Inc. Compensation figures, other than option awards as delineated in footnotes 2 and 3 below and $67,307 and $64,678, respectively, are compensation figures from Messrs. Shomaker’s and Moser’s time with AdJuggler, Inc.
(2)	Mr. Shomaker’s employment agreement provides that he is entitled to an equity incentive award equal to 1,200,000 shares of common stock, with a per share exercise price of $.67 per share. Mr. Shomaker’s options vest at a rate of 2.77% of the total grant on the beginning of each calendar month over a three year period, which began on October 1, 2014.
(3)	Mr. Moser’s employment agreement provides that he is entitled to an equity incentive award equal to 750,000 shares of common stock, with a per share exercise price of $.67 per share. Mr. Moser’s options vest at a rate of 2.77% of the total grant on the beginning of each calendar month over a three year period, which began on October 1, 2014. Vesting of these options accelerates under a change in control of the Company.

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Employment Agreements with Our Named Executive Officers

On September 25, 2014, Zenovia entered into an employment agreement with John Shomaker pursuant to which he served as its Chief Operating Officer. At the closing of the Merger, we entered into an Assignment and Assumption Agreement pursuant to which we assumed the obligations of Zenovia under the employment agreement. The employment agreement provides for an annual compensation of $250,000 and the opportunity to receive a merit-based bonus of up to $150,000 per year as approved by the Company’s Board of Directors. The employment agreement also provides for a grant of stock options to purchase 400,000 shares of the Company’s common stock over a 3 year period which vest in increments of 2.77% at the beginning of each calendar month.

On September 26, 2014, Zenovia also entered into an employment agreement with David Moser pursuant to which he serves as our Chief Technology Officer. At the closing of the Merger, we entered into an Assignment and Assumption Agreement pursuant to which we assumed the obligations of Zenovia under the employment agreement. The employment agreement provides for an annual compensation of $250,000 and the opportunity to receive a merit-based bonus of up to $75,000 per year as approved by the Company’s Board of Directors. The employment agreement also provides for a grant of stock options to purchase 250,000 shares of the Company’s common stock over a 3 year period which vest in increments of 2.77% at the beginning of each calendar month.

The employment agreements between Messrs. Shomaker and Moser may be terminated at any time by either party upon 15 days’ notice; provided however, the Company may terminate the employment agreement for cause (as defined in the employment agreement) immediately. Upon termination, the employee shall receive payment of any base salary and bonus earned through the date of termination. In the event the Company terminates the employment agreement other than for cause or the employee terminates for good reason (as defined in the employment agreement), upon execution of a general release, the employee shall be entitled to receive his base salary for three months, which may be increased to a maximum of six months. The employment agreement also includes standard confidentiality and non-competition provisions.

Pursuant to the Agreement, the Company agreed to indemnify each of Messrs. Shomaker and Moser for any liability arising from his actions taken within the scope of his duties, which are taken in good faith and in furtherance of the Company’s business.

On April 30, 2015, the Company amended the employment agreements of Messrs. Shomaker and Moser, such that each was granted options to purchase an additional 1,500,000 shares at a strike price of $.67, with such options vesting equally over the fifteen months following the date of the amendment.

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Director Compensation

Employees of the Company who also serve as directors do not receive additional compensation for their performance of services as directors. For 2014, directors of the Company did not receive additional consideration for their service as directors.

We intend to approve and implement a compensation program for our non-employee directors that consists of annual retainer fees and long-term equity awards. We expect to complete the details of the compensation program in the coming months in connection with the retention of additional qualified directors.

Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

The Company’s transactions with Related Persons are set forth below:

•	Joe Kowal, the Company’s chairman, received $168,825 in expense reimbursement and compensation in 2013 and received $306,000 in compensation in 2014.
•	Josh Clayton, a director of Zenovia from August 12, 2013 until April 30, 2015, billed the Company for $20,000 per month through his law firm, Clayton, McKay and Bailey PC. Of this amount, $265,000 remains outstanding.

Promoters and Certain Control Persons

The Company has not had a promoter at any time during the past five fiscal years.

Director Independence

Our Board of Directors is currently composed of one member, who does not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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Legal Proceedings

The Company is party to certain legal proceedings from time to time incidental to the conduct of its business. These proceedings could result in fines, penalties, compensatory or treble damages, or non-monetary relief. The nature of legal proceedings is such that we cannot assure the outcome of any particular matter, and an unfavorable ruling or development could have a materially adverse effect on our consolidated financial position, results of operations, and cash flows in the period in which a ruling or settlement occurs. However, based on information available to the Company’s management to date, the Company’s management does not expect that the outcome of any matter pending against the Company is likely to have a materially adverse effect on its consolidated financial position, results of operations, or cash flows, or liquidity.

A summary of pending litigation matters that are potentially material is set forth below:

A vendor sued the Company for an alleged breach of contract arising out of a Master Services Agreement signed between the vendor and the Company in January 2014. The vendor is suing the Company for a total of $437,279, including interest, attorney’s fees and out-of-pocket legal costs for which the Master Services Agreement allows in relation to the alleged breach of the duty and invoices billed to the Company and contends that these monies are due and owing under the terms of the contract. In addition, the vendor sued the Company for alleged breach of the publicity clause in the Master Services Agreement. The vendor is seeking damages in excess of $50,000 for that alleged breach. The Company has filed counterclaims and believes that the vendor has a 50% to 60% chance of succeeding. As a result, the Company has retained the accrual of total invoices owing to the vendor in the amount of $426,176, which is included in accrued expenses.

A vendor filed a lawsuit against the Company and is seeking the sum of $794,390 with interest and court costs for unpaid invoices to the Company. The Company has not contested the allegations and is actively working to resolve this dispute. The amount owing has been included in accounts payable.

A vendor filed a lawsuit against the Company and is seeking the sum of $114,436 plus interest for unpaid invoices to the Company. The Company has not contested the allegations and is actively working to resolve this dispute. The amount owing has been included in accounts payable.

A vendor sued the Company for breach of contract and is seeking the recovery of $625,000 from the Company. The Company has not contested the lawsuit, but instead is near a resolution to pay $150,000 to resolve the dispute. The amount of $150,000 was due to the vendor under a prior settlement agreement between the parties.

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Market Price of and Dividends on Common Equity and Related Stockholder Matters

Market Information

The Company’s common stock is quoted on the OTCQB under the symbol “SSTL”. There has not been any significant trading to date in the Company’s common stock.

As of May 14, 201529,158,276 shares of common stock are subject to outstanding options or warrants to purchase, or securities convertible into, common stock.

Holders

As of May 14, 2015, there were 88 stockholders of record of our common stock. The number of record stockholders does not include beneficial owners holding shares through nominee names.

Dividends

We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the Board of Directors on the basis of various factors, including our results of operations, financial condition, capital requirements, and investment opportunities.

Securities Authorized for Issuance under Equity Compensation Plans

As of March 31, 2015, the Company did not have any equity compensation plan. Effective May 14, 2015, the Company adopted the Zenovia Equity Incentive Plan (the “Plan”) which authorizes the issuance of 10,000,000 shares of common stock under the Plan.

Recent Sales of Unregistered Securities

Set forth below are details regarding all securities sold by SSTL and Zenovia within the past three years which were not registered under the Securities Act.

Sales by Zenovia

In July 2013, the Company issued 8,997,500 shares of common stock in connection with a recapitalization. These shares were issued as founders shares and were issued at par or for no payment. For financial reporting purposes, the shares were valued at $2.00 and the Company took a corresponding charge for stock compensation of $17,995,000. In addition, in 2013, the Company issued 502,500 shares of common stock for the conversion of notes payable in the amount of $1,153,783.

Between August and December 2013, we sold 120,800 shares of preferred stock at a price of $50 per share for gross proceeds of $6,040,000. Scarsdale Equities served as the placement agent in connection with the offer and sale of the shares of preferred stock. We paid commissions of $101,500 to Scarsdale Equities.

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In February 2014, the Company issued a note payable in the amount of $500,000. The terms of the note included the issuance of 50,000 shares of common stock to the lender and provided for 355,000 shares of the Company’s common stock to be held by the lender as collateral. On May 12, 2014, the Company entered into an amendment with the lender as follows: (a) extend the maturity date of the note to May 23, 2014; (b) increase the collateral to 500,000 shares of common stock; and (c) deliver to the lender 75,000 additional shares of common stock on or prior to May 15, 2014. The Company entered into a second amendment with the lender on May 23, 2014 to (a) extend the maturity date of the note to December 31, 2014, with interest being at the rate of 12% per annum; and (b) the Company agreed to pay the lender payments of principal as requested by lender prior to the maturity date, with all payments made by the Company to the Lender being applied to principal initially and to outstanding interest only when all outstanding principal has been retired. On December 9, 2014, the Lender forgave the outstanding balance of the note and retained the collateral in the amount of 500,000 shares of common stock.

In March 2014, the Company issued a convertible promissory note in connection with the acquisition of the assets of Brandscreen Pty. Ltd., and Australian company. The note payable has a mandatory conversion feature if the Company becomes a publicly traded company on an exchange in the United States. The note payable also has a voluntary conversion feature whereby the holder can convert the note payable into shares of the Company’s common stock. The conversion rate for both the mandatory and voluntary conversion calls for the issuance of common stock of the Company such that the value of the shares on the date of conversion will equal $12,500,000. The beneficial conversion feature embedded in this note payable has been recorded as a derivative liability. The fair value of this beneficial conversion feature was determined to be $10,200,000, which is the intrinsic value of the benefit that will be received upon conversion which is calculated as the difference between the fair value of the shares to be received upon conversion of $12,500,000 less the face amount of the note payable of $2,300,000.

Between May and September 2014, we sold and issued senior secured promissory notes in an aggregate principal amount of $6,550,000. Aegis Capital Corporation and Scarsdale Equities served as Placement agents in connection with the sale of the promissory notes. We paid aggregate commissions of $475, 000 to the placement agents.

Between February and August 2014, we sold unsecured convertible promissory notes and associated warrants for gross proceeds of $800,000. The promissory notes were offered and sold by the Company’s officers and directors and no underwriter was engaged by the Company in connection with such sale.

In 2014, the Company issued 900,000 shares of common stock in connection with the acquisition of AdJuggler, Inc. For financial reporting purposes, the shares were valued at $2.00 per share which management estimated to be the fair value of each common share based on recent transactions in the Company’s common stock. The Company also issued a series of convertible promissory notes to certain holders of AdJuggler’s $1,299,148.97. The Company also agreed to provide base earn out consideration of $2,000,000 to the holders of AdJuggler’s common stock in the event the Company’s consolidated revenue exceeded certain levels.

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In addition, in 2014, the Company also issued 625,000 shares of common stock for a settlement of financing costs valued at $1,250,000.

The foregoing issuances were deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

Sales by SSTL

No unregistered securities were sold during the past three years.

Description of Securities

Authorized Capital Stock

We are authorized to issue up to 1,000,000,000 shares of common stock, par value $0.001. As of May 14, 2015, there were 59,075,657 shares of common stock issued and outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption, or conversion rights.

Our Articles of Incorporation do not provide for cumulative voting rights for the election of directors.

Preferred Stock

We are authorized to issue up to 25 million shares of preferred stock, of which 120,800 shares are designated as Series A Preferred Stock. We currently have 140,222 outstanding shares of Series A Preferred Stock. The Board of Directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including dividend rates and preferences, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Although they presently have no intention to do so, the Board of Directors, without stockholder approval, could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change of control of us.

Our Series A Preferred Stock have the following terms and conditions

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Rank

The Series A Preferred Stock ranks senior and prior to the Company’s common stock and all other series of Preferred Stock

Dividends

Holders of Series A Preferred stock are entitled to receive when and as declared by the Board of Directors, cumulative cash dividends at a rate of 12.5% per annum of the liquidation payment amount of $50 per shares of Series A Preferred Stock. Beginning May 15, 2015, we are required to devote 50% our pre-tax profits, as calculated on a quarterly basis, to the payment of dividends and redemption of the Series A Preferred Stock.

Liquidation

In the event of liquidation, dissolution or winding up of our business, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, each holder of Series A Preferred Stock shall be entitled to receive, for each share thereof, a cash payment equal to $50, plus any accrued and unpaid dividends before any payment to holders of any junior stock of the Company.

Redemption

The outstanding shares of Series A Preferred Stock may be redeemed at any time by the Company at a price of $50 per share, plus any and all accrued dividends on such shares of Series A Preferred Stock, and a number of shares of common stock and/or cash or other securities of the Company as such holder would be entitled to receive upon conversion.

Conversion

The holders of Series A Preferred Stock may at their option prior to redemption, convert the Series A Preferred stock into common stock of the Company by dividing liquidation payment of $50 per share, plus any accrued dividends by the conversion price of $0.67. The conversion price shall be adjusted downward in the event the Company issues shares of common stock or common stock equivalents in any transaction or related transactions resulting in gross proceeds to the Company of $1 million or more, to equal the lowest price received for any shares of common stock or common stock equivalent in such transaction or transactions, subject to certain carve-outs.

Options, Warrants and Other Convertible Securities

As of May 14, 2015, the Company has granted stock options to employees to purchase an aggregate of 7,575,000 shares of the Company’s common stock at a weighted exercise price of $.67. The Company has outstanding warrants to purchase 6,640,000 shares of common stock of the Company at a weighted average exercise price of $.49. The warrants have terms ranging from 3 years to 8 years.

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Transfer Agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer. The transfer agent and registrar’s address is 66 Exchange Place, Salt Lake City, Utah.

Indemnification of Directors and Officers

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Financial Statements and Supplementary Data

Reference is made to the financial statements contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the financial statements contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

See Item 1.01

Item 5.01     Changes in Control of Registrant.

See Item 1.01.

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Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01.

Item 8.01     Other Events.

On May 14, 2015, the Board of Directors and shareholders holding a majority of the outstanding stock approved (A) the adoption of the SSTL, Inc. 2015 Stock Option Plan; (B) an increase in the authorized common stock to 1,000,000,000 shares; (C) a change in the Company’s name to Zenovia Digital Exchange Corporation.

Item 9.01     Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

Filed herewith as Exhibit 99.1 and incorporated herein by reference are the audited financial statements of Zenovia Digital Exchange Corporation as of December 31, 2014 and 2013.

(b)     Pro Forma Financial Information.

Filed herewith as Exhibit 99.2 and incorporated herein by reference are the unaudited pro forma financial statements of SSTL, Inc and Zenovia Digital Exchange Corporation, which give effect to the acquisition by SSTL, Inc of Zenovia Digital Exchange Corporation, as if the transaction had occurred as of December 31, 2014.

(d)     Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement of Merger and Plan of Reorganization between Zenovia Digital Exchange Corporation, a Delaware corporation, SSTL, Inc. a Nevada corporation, and SSTL Acquisition Corp. dated October 30, 2014. (Filed as an exhibit to the Company’s current report on Form 8-K filed with the SEC on October 31, 2014).

2.2*	Amended Agreement of Merger and Plan of Reorganization between Zenovia Digital Exchange Corporation, a Delaware corporation, SSTL, Inc. a Nevada corporation, and SSTL Acquisition Corp. dated May 14, 2015.

3.1*	Certificate of Designation of Series B Preferred Stock

10.1*	SSTL 2015 Stock Option Plan

10.2*	Employment Agreement dated as of September 26, 2014 between Zenovia Digital Exchange Corporation and David Moser.

10.3*	Employment Agreement dated as of September 26, 2014 between Zenovia Digital Exchange Corporation and John Shomaker.

21.1*	List of Subsidiaries

99.1*	Zenovia Digital Exchange Corporation Consolidated Financial Statements as of December 31, 2014 and 2013

99.2*	Pro Forma Financial Statements

*Filed herewith.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SSTL, INC.

Dated: May 15, 2015	By:	/s/ Joseph D. Kowal
Joseph D. Kowal Executive Chairman

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Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement of Merger and Plan of Reorganization between Zenovia Digital Exchange Corporation, a Delaware corporation, SSTL, Inc. a Nevada corporation, and SSTL Acquisition Corp. dated October 30, 2014. (Filed as an exhibit to the Company’s current report on Form 8-K filed with the SEC on October 31, 2014).

2.2*	Amended Agreement of Merger and Plan of Reorganization between Zenovia Digital Exchange Corporation, a Delaware corporation, SSTL, Inc. a Nevada corporation, and SSTL Acquisition Corp. dated May 14, 2015.

3.1*	Certificate of Designation of Series B Preferred Stock

10.1*	SSTL 2015 Stock Option Plan

10.2*	Employment Agreement dated as of September 26, 2014 between Zenovia Digital Exchange Corporation and David Moser.

10.3*	Employment Agreement dated as of September 26, 2014 between Zenovia Digital Exchange Corporation and John Shomaker.

21.1*	List of Subsidiaries

99.1*	Zenovia Digital Exchange Corporation Consolidated Financial Statements as of December 31, 2014 and 2013

99.2*	Pro Forma Financial Statements

*Filed herewith.

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